EXPRESS Fourth Quarter & Full Year 2022 Earnings Presentation

2 FO U R TH Q U A R TE R & FY 2022 E A R N IN G S Cautionary Statement REGARDING FORWARD-LOOKING STATEMENTS Certain statements are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward- looking statements include any statement that does not directly relate to any historical or current fact and include, but are not limited to (1) guidance and expectations, including statements regarding expected operating margins, comparable sales, effective tax rates, interest income, net income, diluted earnings per share, cash tax refunds, liquidity, EBITDA, free cash flow, eCommerce demand, and capital expenditures, (2) statements regarding expected store openings, store closures, store conversions, and gross square footage, and (3) statements regarding the Company's strategy, plans, and initiatives, including, but not limited to, results expected from such strategy, plans, and initiatives. You can identify these forward-looking statements by the use of words in the future tense and statements accompanied by words such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “scheduled,” “estimates,” “anticipates,” “opportunity,” “leads” or the negative version of these words or other comparable words. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict, and significant contingencies, many of which are beyond the Company's control. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are (1) changes in consumer spending and general economic conditions; (2) the COVID-19 pandemic and any future impact on our business operations, store traffic, employee availability, financial condition, liquidity and cash flow; (3) geopolitical risks, including impacts from the ongoing conflict between Russia and Ukraine and increased tensions between China and Taiwan; (4) our ability to operate our business efficiently, manage capital expenditures and costs, and obtain financing when required; (5) our ability to identify and respond to new and changing fashion trends, customer preferences, and other related factors; (6) fluctuations in our sales, results of operations, and cash levels on a seasonal basis and due to a variety of other factors, including our product offerings relative to customer demand, the mix of merchandise we sell, promotions, and inventory levels; (7) customer traffic at malls, shopping centers, and at our stores; (8) competition from other retailers; (9) our dependence on a strong brand image; (10) our ability to adapt to changing consumer behavior and develop and maintain a relevant and reliable omni-channel experience for our customers, including our efforts to optimize our omni-channel platform through our partnership with WHP Global; (11) the failure or breach of information systems upon which we rely; (12) our ability to protect customer data from fraud and theft; (13) our dependence upon third parties to manufacture all of our merchandise; (14) changes in the cost of raw materials, labor, and freight; (15) supply chain or other business disruption, including as a result of the coronavirus; (16) our dependence upon key executive management; (17) our ability to execute our growth strategy, EXPRESSway Forward, including engaging our customers and acquiring new ones, executing with precision to accelerate sales and profitability, creating great product and reinvigorating our brand; (18) our substantial lease obligations; (19) our reliance on third parties to provide us with certain key services for our business; (20) impairment charges on long-lived assets; (21) claims made against us resulting in litigation or changes in laws and regulations applicable to our business; (22) our inability to protect our trademarks or other intellectual property rights which may preclude the use of our trademarks or other intellectual property around the world; (23) restrictions imposed on us under the terms of our asset-based loan facility, including restrictions on the ability to effect share repurchases; (24) changes in tax requirements, results of tax audits, and other factors that may cause fluctuations in our effective tax rate; (25) changes in tariff rates; (26) natural disasters, extreme weather, public health issues, including pandemics, fire, acts of terrorism or war and other events that cause business interruption; and (27) risks related to our strategic partnership with WHP Global. These factors should not be construed as exhaustive and should be read in conjunction with the additional information concerning these and other factors in Express, Inc.'s filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as required by law.

EXPRESS, INC. TIMELINE 1980 20212020201920102007 2022

4 FO U RTH Q U A R TE R & FY 2022 E A R N IN G S Express Brand Profile 1 Excludes “other revenue” of $52.0 million 2 As of January 28, 2023 (Express store count includes 10 Express Edit stores) 27% of FY 2022 net sales 73% of FY 2022 net sales EXPRESS FACTORY OUTLET1 198 Brick & Mortar Stores RETAIL STORES & ECOMMERCE1 342 Brick & Mortar Stores2 Integrated multichannel model 280 million annual visits Where our styling community comes together Compelling value proposition 35 million annual visits Extends brand reach

5 FO U RTH Q U A R TE R & FY 2022 E A R N IN G S UpWest Brand Profile Mission to Provide Comfort for People and Planet

RESULTS FOURTH QUARTER & FULL YEAR 2022

7 FO U R TH Q U A R TE R & FY 2022 E A R N IN G S Delivered full year 2022 diluted earnings per share of $4.25 after completing the transaction to close previously announced partnership with WHP Global. Against a backdrop of especially challenging macroeconomic, consumer, and competitive environments, comparable sales were flat for the full year 2022 with negative comps in the back half of 2022 offsetting gains in the first half. • Fourth quarter 2022 ◦ Net sales decreased 14%; consolidated comparable sales declined 13%1 ◦ Gross margin decreased 530 basis points1 ◦ Earnings per share of $4.82 ◦ EBITDA2 of $386 million ◦ Inventory increase of 2%1; down from a 10%1 increase in the third quarter of 2022 • Full year 2022 ◦ Net sales and consolidated comparable net sales were flat1 ◦ Gross margin decreased 150 basis points1 ◦ Earnings per share of $4.25 ◦ EBITDA2 of $403 million ◦ Grew UpWest brand sales by 43% • Continued to build, activate and amplify Styling Community • Closed WHP transaction; received $260 million in proceeds 1. 2022 results as compared to 2021 for the respective periods 2. EBITDA is a non-GAAP financial measures. Refer to pages 21-23 for information about non-GAAP financial measures and reconciliations of GAAP to non-GAAP financial measures.

8 FO U RTH Q U A R TE R & FY 2022 E A R N IN G S Q4 2022 Financial Performance 1. EBITDA is a non-GAAP financial measure. Refer to pages 21-23 for information about non-GAAP financial measures and reconciliations of GAAP to non-GAAP financial measures. $514M Net Sales $39M Operating Loss $386M EBITDA1 Net Sales (In Millions) $595 $514 Q4 2021 Q4 2022 Operating (Loss)/Income (In Millions) $10 $(39) Q4 2021 Q4 2022 EBITDA (In Millions) $26 $386 Q4 2021 Q4 2022 1

9 FO U RTH Q U A R TE R & FY 2022 E A R N IN G S Full Year 2022 Financial Performance 1. EBITDA is a non-GAAP financial measure. Refer to pages 21-23 for information about non-GAAP financial measures and reconciliations of GAAP to non-GAAP financial measures. $1.9B Net Sales $67M Operating Loss $403M EBITDA1 Net Sales (In Millions) $1,870 $1,864 FY 2021 FY 2022 Operating (Loss)/Income (In Millions) $1 $(67) FY 2021 FY 2022 EBITDA (In Millions) $65 $403 FY 2021 FY 2022 1

10 FO U RTH Q U A R TE R & FY 2022 E A R N IN G S Inventory and Cash Flow Inventory (In Millions) $359 $366 FY 2021 FY 2022 Operating Cash Flow (In Millions) $89 $(157) FY 2021 FY 2022 Inventory Operating Cash Flow 1. 2022 operating cash flows exclude $243 million of proceeds from the WHP transaction included in investing activities. 1

EXPR STRATEGIC PARTNERSHIP WITH WHP

12 FO U RTH Q U A R TE R & FY 2022 E A R N IN G S MUTUALLY TRANSFORMATIVE STRATEGIC PARTNERSHIP AND $260M INVESTMENT

13 FO U RTH Q U A R TE R & FY 2022 E A R N IN G S POSITIONS EXPR TO ADVANCE ITS OMNICHANNEL PLATFORM FROM TO

14 FO U RTH Q U A R TE R & FY 2022 E A R N IN G S DRIVING SHAREHOLDER VALUE THROUGH GROWTH

15 FO U RTH Q U A R TE R & FY 2022 E A R N IN G S STRONG GROWTH POTENTIAL 1. Immediate SG&A Synergies: Finance, Legal, HR, Real Estate, Store Design/Construction, Procurement, Customer Service 2. Medium/Long Term: Production & Sourcing, Technology, Logistics, Benefits 3. Royalty Rate is 3.25% for the first five years and 3.5% thereafter

16 FO U RTH Q U A R TE R & FY 2022 E A R N IN G S PARTNERSHIP POSITIONS EXPR TO WEATHER INDUSTRY DYNAMICS AND LEVERAGE THE POWER & APPEAL OF THE EXPRESS BRAND

2023 OUTLOOK

2023 Outlook

This outlook is based on our 2022 performance and the advancements we have made in each of the four foundational pillars of our EXPRESSway Forward strategy (Product, Brand, Customer, Execution), balanced against the persistently challenging macroeconomic and retail apparel environments.

First Quarter

- Comparable sales of negative low-double digits[1]
- Gross Margin rate to decrease approximately 850 basis points[1]
- SG&A expenses as a percent of sales to deleverage approximately 500 basis points[1]
- Net interest expense of $3 million
- Effective tax rate of essentially zero percent
- Diluted loss per share of $0.70 to $0.80
- Inventory to move closer to parity with sales trends as the year progresses

Full Year (includes the impact of a 53rd week)

- Comparable sales of positive low-single digits[1]
- Net interest expense of $10 million
- Effective tax rate of essentially zero percent
- Diluted loss per share of $0.85 to $1.05
- Capital expenditures of approximately $55 million

1. 2023 outlook as compared to 2022 results for respective periods

FOURTH QUARTER & FY 2022 EARNINGS
EXPRESS
18

19 FO U RTH Q U A R TE R & FY 2022 E A R N IN G S Projected 2023 Real Estate Activity First Quarter 2023 - Projected April 29, 2023 - Projected Company-Operated Stores Opened Closed Store Count Gross Square Footage Retail Stores — (4) 328 Outlet Stores — (3) 195 Express Edit Stores — — 10 UpWest Stores — — 13 TOTAL — (7) 546 4.5 million Full Year 2023 - Projected February 3, 2024 - Projected Company-Operated Stores Opened Closed Store Count Gross Square Footage Retail Stores 2 (9) 325 Outlet Stores 1 (3) 196 Express Edit Stores 4 — 14 UpWest Stores 7 (2) 18 TOTAL 14 (14) 553 4.5 million

NON-GAAP RECONCILIATIONS FOURTH QUARTER & FULL YEAR 2022

21 FO U R TH Q U A R TE R & FY 2022 E A R N IN G S Cautionary Statement REGARDING NON-GAAP FINANCIAL MEASURES This presentation contains references to Adjusted Diluted Earnings per Share (EPS), Earnings before interest, taxes, and depreciation and amortization (EBITDA) and adjusted EBITDA, which are non-GAAP financial measures. These measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles (GAAP) included in Express, Inc.’s filings with the Securities and Exchange Commission and may differ from similarly titled measures used by others. Please refer to slide 22 in this presentation for additional information and reconciliation of Adjusted Diluted EPS to the most directly comparable financial measure calculated in accordance with GAAP and slide 23 for additional information and reconciliation of EBITDA and adjusted EBITDA to the most directly comparable financial measure calculated in accordance with GAAP. Management believes that Adjusted Diluted EPS provides useful information because it excludes items that may not be indicative of or are unrelated to our underlying business results, and may provide a better baseline for analyzing trends in our underlying business. In addition, Adjusted Diluted EPS and EBITDA are used as a performance measures in our long-term executive compensation program for purposes of determining the number of equity awards that are ultimately earned. EBITDA is also a metric used in our short-term cash incentive compensation plan. These non-GAAP financial measures reflect an additional way of viewing the Company's operations that, when viewed with the GAAP results and the following reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of our business. Management strongly encourages investors and stockholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Q4 & FY 2022 Adjusted Diluted EPS

(in thousands, except per share amounts)	Thirteen Weeks Ended January 28, 2023 Operating Loss	Income Tax Impact[b]	Net Income/ (Loss)	Diluted Earnings per Share	Weighted Average Diluted Shares Outstanding
Reported GAAP Measure	$ (39,287)		$ 333,160	$ 4.82	69,155 (d)
Gain on transaction with WHP[a]	—	23,147	(386,346)	(5.64)	
Debt termination costs[c]	—	(2,966)	8,473	0.12	
Impairment of property, equipment and lease assets	2,150	(558)	1,592	0.02	
Adjusted Non-GAAP Measure	$ (37,137)		$ (43,121)	$ (0.63)	68,551 (e)

(in thousands, except per share amounts)	Fifty-Two Weeks Ended January 28, 2023 Operating Loss	Income Tax Impact[b]	Net Income/ (Loss)	Diluted Earnings per Share	Weighted Average Diluted Shares Outstanding
Reported GAAP Measure	$ (67,487)		$ 293,834	$ 4.25	69,058 (d)
Gain on transaction with WHP[a]	—	23,147	(386,346)	(5.68)	
Debt termination costs[c]	—	(2,966)	8,473	0.12	
Impairment of property, equipment and lease assets	2,150	(558)	1,592	0.02	
Adjusted Non-GAAP Measure	$ (65,337)		$ (82,447)	$ (1.21)	68,046 (e)

a. Gain on transaction with WHP before tax was $409.5 million and was recorded separately as Gain on Transaction with WHP.
b. Items tax effected at the applicable deferred or statutory rate.
c. Debt termination costs before tax were $11.4 million and were recorded in interest expense, net.
d. Weighted average diluted shares outstanding for purpose of calculating diluted earnings per share includes the dilutive effect of share-based awards as determined under the treasury stock method.
e. Weighted average shares outstanding for purpose of calculating adjusted loss per share excludes the dilutive effect of share-based awards as determined under the treasury stock method.

FOURTH QUARTER & FY 2022 EARNINGS
EXPRESS
22

23 FO U RTH Q U A R TE R & FY 2022 E A R N IN G S Q4 & FY 2022 EBITDA and Adjusted EBITDA Thirteen Weeks Ended Fifty-Two Weeks Ended (in thousands) January 28, 2023 January 29, 2022 January 28, 2023 January 29, 2022 Net income/(loss) $ 333,160 $ 7,563 $ 293,834 $ (14,436) Interest expense, net 17,141 2,952 29,103 15,198 Income tax expense 19,904 88 20,453 315 Depreciation and amortization 15,566 15,222 59,329 63,640 EBITDA (Non-GAAP Measure) $ 385,771 $ 25,825 $ 402,719 $ 64,717 Gain on transaction with WHP (409,493) — (409,493) — Debt termination costs 11,439 — 11,439 — Impairment of property, equipment and lease assets 2,150 — 2,150 — Adjusted EBITDA (Non-GAAP Measure) $ (10,133) $ 25,825 $ 6,815 $ 64,717

Greg Johnson VP, Investor Relations (614) 474-4890 INVESTOR CONTACT